Exhibit 10.1

ASSET PURCHASE AND SALE AGREEMENT

This Asset Purchase and Sale Agreement (“Agreement”), dated as of September 30, 2025 but effective as of the Effective Time (as defined below), by and among BP PRUDHOE BAY ROYALTY TRUST, a Delaware statutory trust (“Seller”), for which The Bank of New York Mellon Trust Company, N.A. acts as trustee (the “Trustee”), and GREP V HOLDINGS, LP, a Delaware limited partnership (“Buyer”, and together with Seller, the “Parties” or each a “Party”).

RECITALS

WHEREAS, Seller is the owner of a certain overriding royalty interest (the “Royalty Interest”) covering the lands and leases described in Exhibit A-1 hereto conveyed to Seller by The Standard Oil Company (“Standard Oil”); and

WHEREAS, Seller is governed by that certain Trust Agreement, dated as of February 28, 1989 (as amended or supplemented, the “Trust Agreement”); and

WHEREAS, in accordance with Section 9.02 of the Trust Agreement, Seller desires to sell, transfer, convey, and assign the Assets (as defined below) to Buyer, and Buyer desires to purchase and accept the Assets, all in the manner and upon the terms and conditions set forth in this Agreement; and

WHEREAS, Hilcorp North Slope, LLC, a Delaware limited liability company (“HNS”), is the operator of all the wells burdened by the Overriding Royalty Conveyance, dated as of February 27, 1989 (the “Overriding Conveyance”), between BP Exploration (Alaska) Inc. (now known as HNS), as Grantor, and Standard Oil, as Grantee.

NOW, THEREFORE, in consideration of the premises and mutual conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

1. Purchase and Sale. Subject to the terms and conditions contained herein, contemporaneously with the execution of this Agreement but effective as of the Effective Time, Seller shall sell, transfer, convey, and assign the Assets, free and clear of all liens or encumbrances other than as set forth in the Conveyance (as defined below), to Buyer and Buyer shall purchase, acquire, accept and pay for the Assets and shall assume the Assumed Obligations.

2. Assets. As used herein, the term “Assets” refers to the Seller’s right, title, interest and estate in and to the following:

(a) any and all right, title, interest and claims in, to, under and/or derived from the perpetual and term overriding Royalty Interest conveyed to Seller pursuant to the terms of the Trust Conveyance, dated February 28, 1989 (the “Conveyance”), between Standard Oil and the Seller, granting to Seller the Royalty Interest and all rights and benefits to which Standard Oil is entitled under or pursuant to the Overriding Conveyance;

(b) all trade credits, all accounts, receivables, and all other proceeds, income, or revenues, to the extent the foregoing are attributable to the Royalty Interest (the “Proceeds”) with respect to the time period from and after the Effective Time or to the extent pertaining to the Assumed Obligations; and

(c) all files, records, and data maintained by Seller, or to which Seller is entitled, including, without limitation, data and other documentary information regarding the Royalty Interest, and the Proceeds, including any files, records and data related to Proceeds that are, will be suspended in the future, or have been previously held in suspense to the extent the transfer of such data is not prohibited under any related contracts that will not govern or burden the Assets after the Effective Time (the “Records”); provided, however, that the term “Records” shall not include any of Seller’s files, records, and data that (i) relate to its business generally, (ii) are protected by attorney-client privilege or the work product doctrine, (iii) relate to the sale of the Assets, and (iv) the transfer of which is prohibited by contract with a non-Affiliate third party or law or that would impose a transfer fee or penalty on Seller (unless Buyer agrees to pay in advance such transfer fee or penalty).

For the avoidance of doubt, the term Assets shall not include the following: (i) cash, (ii) claims and causes of action pertaining to periods of time prior to the Effective Time and to the extent they do not pertain to the Assumed Obligations, (iii) rights of indemnification from HNS or any other indemnitor pertaining to periods of time prior to the Effective Time and to the extent they do not pertain to the Assumed Obligations; and (iii) any other assets of Seller not specifically included in clauses (a) – (c) above.

3. Sale Price. The unadjusted sale price for the Assets shall be Three Million Seven Hundred Thousand Dollars ($3,700,000) based on the Effective Time (the “Sale Price”). Within seven (7) days after full execution of this Agreement, the Parties will agree to a reasonable allocation of the Sale Price among the Assets, which allocation will be attached hereto (and deemed a part hereof) as Exhibit A-2. The “Allocated Value” for any Asset equals the portion of the Sale Price allocated to such Asset on Exhibit A-2, increased or decreased by a proportionate share of each adjustment to the Sale Price under Section 9 that affects such Asset, whether occurring on or prior to the Closing Date (as defined below). Notwithstanding anything to the contrary in this Agreement, both Parties agree to accept the Allocated Values for purposes of this Agreement and the transactions contemplated hereby but makes no representation or warranty as to the accuracy of such values. The failure to agree to such reasonable allocation shall not affect the binding nature of this Agreement or the Parties’ respective obligations to sell the Assets or pay the Sale Price at Closing.

4. Effective Time. The sale, transfer and assignment of the Assets shall be effective as of 12:01 a.m., Eastern prevailing time, on July 1, 2025 (the “Effective Time”).

5. Seller’s Representations. Seller represents and warrants to Buyer, as of the date hereof, that:

(a) Seller’s Existence. Seller is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full legal power, right, and authority to carry on its business as such is now being conducted and as contemplated to be conducted prior to the Closing Date.

(b) Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions it contemplates for Seller. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with (i) any provision of Seller’s governing documents, including without limitation, the Trust Agreement,; (ii) any consents to assign or preferential right to purchase by a third party; or (iii) any judgment, order, ruling or decree applicable to Seller as a party in interest or any law applicable to Seller’s interest in any of the Assets, except (x) as would not, individually or in the aggregate, have a material adverse effect, or (y) as to rights to consent by, required notices to, filings with, approval or authorizations of, or other actions by any governmental authorities where the same are not required prior to the assignment of the related Asset or they are customarily obtained subsequent to the sale or conveyance thereof (“Governmental Consents”). The execution, delivery and performance of this Agreement and the transactions it contemplates for Seller or compliance by Seller or the Trustee with any of the provisions hereof will not require the consent, notice, or other action by any third person (excluding Governmental Consents addressed in the foregoing sentence), except such consents, notices or other actions that shall have been given, taken, made, or waived as of the Closing Date.

(c) Execution. The execution, delivery and performance of this Agreement and the transactions it contemplates for Seller are duly and validly authorized by the requisite corporate or other action on the part of Seller. This Agreement has been duly executed and delivered by the Trustee on behalf of Seller, and this Agreement constitutes the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Lawsuits and Claims. With respect to the Assets or Seller’s performance of this Agreement and the transactions it contemplates, there is no suit, action, or litigation by any person or business entity by or before any governmental authority, and there is no arbitration proceedings, in each case, pending or threatened in writing against Seller.

(e) Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(f) Certain Liabilities. There are no liabilities, damages, duties, or obligations which Buyer shall have any obligation for either by virtue of the transactions contemplated by this Agreement or otherwise, in each case, to the extent they are attributable to, arise out of or in connection with, or are based upon (i) monetary fines or penalties of governmental authorities arising from violations of law by Seller or its Affiliates (as defined below) directly involving the ownership or operation of the Assets that occurred prior to the Effective Time, or (ii) all indebtedness for borrowed money of Seller or its Affiliates. “Affiliate” of a person or entity, means any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity. For the avoidance of doubt, none of HNS or BP p.l.c., a public limited company organized in England and Wales (“BP”), or any of their respective Affiliates or any of their respective directors, officers, employees, agents, or advisors shall be deemed to be Affiliates of Seller.

(g) Brokers. Except for RedOaks Energy Advisors, LLC (“RedOaks”), no broker, finder, or investment banker is entitled to any brokerage, finder, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Trustee. For the avoidance of doubt, RedOaks shall be paid in full by Seller.

(h) Conveyances. The Overriding Conveyance filed as Exhibit 4.2 to the Trust’s Annual Report on Form 10-K (the “10-K”) and the Conveyance filed as Exhibit 4.3 to the 10-K are true and correct copies.

(i) No Material Adverse Change. Seller has not (i) modified, amended, or waived any rights under the Royalty Interest, Overriding Conveyance or the Conveyance, (ii) modified, amended, or entered into any material agreements that pertain to or affect the Royalty Interest, (iii) been notified that any part of the Royalty Interest has been, or will be, placed in suspense for any reason, or (iv) taken any actions that would materially adversely affect the value, enforceability, or collectability of the Royalty Interest. Further, the Assets are not subject to or burdened by any payout provisions or agreements that have not been disclosed to Buyer.

6. Buyer’s Representations. Buyer represents and warrants to Seller, as of the date hereof, that:

(a) Buyer’s Existence. Buyer is duly formed, validly existing and in good standing under the laws of the State of its formation, and has full legal power, right, and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

(b) Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions it contemplates for Buyer. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with (i) any provision of Buyer’s governing documents; or (ii) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law applicable to Buyer’s interest in any of the Assets after Closing, except (x) as would not, individually or in the aggregate, have a material adverse effect, or (y) as to Governmental Consents.

(c) Execution. The execution, delivery and performance of this Agreement and the transactions it contemplates for Buyer are duly and validly authorized by the requisite corporate or other action on the part of Buyer. This Agreement and the Assignment (as defined below) have been duly executed and delivered by Buyer, and this Agreement and the documents delivered herewith constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

7. “As-Is, Where-Is.” Buyer acknowledges and agrees that the Assets are being sold “AS-IS, WHERE-IS,” with all faults and defects, Seller makes no warranty or representation, express or implied, (i) as to the condition, value, or future income of the Royalty Interest or (ii) any other representation or warranty not expressly set forth in this Agreement. Buyer further acknowledges and agrees that it is not relying upon any representation or warranty not expressly set forth in this Agreement. Buyer has conducted such investigation of the Assets as Buyer deemed sufficient and appropriate for its purchase of the Assets.

8. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously with the full execution and delivery of this Agreement (the “Closing Date”) and shall be effective as of the Effective Time. At Closing, (i) Seller shall provide Buyer with a copy of the notice received by the Trustee from HNS whereby HNS elected not to purchase the Assets pursuant to Section 9.02 of the Trust Agreement, (ii) the Parties shall each execute duplicate original counterparts of the form of Assignment of Overriding Royalty Interest attached hereto as Exhibit B (the “Assignment”) as necessary to transfer the Assets to Buyer as contemplated in this Agreement; (iii) Buyer shall deliver to Seller in immediately available funds (pursuant to any wiring instructions provided by Seller) an amount equal to the Sale Price, adjusted pursuant to the terms of Section 9; and (iv) the Parties shall each take such other actions and deliver such other documents as are contemplated by this Agreement.

9. Sale Price Adjustment. If applicable, at Closing, the Sale Price shall be adjusted, without duplication, as follows: (a) upward by an amount equal to the sum of all Proceeds realized from and accruing to the Assets prior to the Effective Time which have been received by Buyer, and (b) downward by an amount equal to the sum of all Proceeds realized from and accruing to the Assets since the Effective Time that has been received by Seller prior to the Closing Date. The Sale Price shall be further adjusted post-Closing as contemplated in Section 12.

10. Split of Proceeds. Except to the extent the Sale Price is adjusted therefor pursuant to Section 9, Seller shall be entitled to all Proceeds realized from and accruing to the Assets prior to the Effective Time and Buyer shall be entitled to all Proceeds realized from and accruing to the Assets on or subsequent to the Effective Time. For the avoidance of doubt, Seller shall be entitled to receive all Proceeds realized from and accruing to the Assets for the quarterly period ending on June 30, 2025, which relates to the production period beginning on April 1, 2025 and ending on June 30, 2025.

11. Taxes.

(a) For all purposes of Section 9 and solely with respect to the Assets, (i) taxes that are attributable to the severance or production of hydrocarbons shall be allocated to the period in which the severance or production giving rise to such taxes occurred and shall be paid by the Party entitled to receive any Proceeds from such period, (ii) taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such taxes described in clause (i)) shall be allocated to the period in which the transaction giving rise to such taxes occurred and shall be paid by the Party entitled to receive any Proceeds from such period, and (iii) taxes that are ad valorem, property or other taxes imposed on a periodic basis shall be allocated on a per diem basis between the period ending immediately prior to the day including the Effective Time and the period beginning on such day. Buyer shall be responsible for, and shall pay, one hundred percent (100%) of any state or local transfer, sales, use, stamp, registration or other similar taxes resulting from the transactions contemplated by this Agreement.

(b) The Parties agree that, for all tax purposes, the Final Sale Price (as defined below) (plus any other items constituting consideration for applicable income tax purposes) shall be allocated among the Assets in accordance with Section 1060 of the Code (and the Treasury Regulations thereunder) (the “Allocation”). The Parties agree that (i) for the purposes of the Allocation, the Assets are properly classified as “Class V assets” (within the meaning of Treasury Regulations Section 1.338- 6(b)(2)(v)) and (ii) and neither Party shall take a position in any forum that is inconsistent with the Allocation before any governmental authority, or in any proceeding relating to any tax, unless otherwise required by applicable law following a final determination as defined in Section 1313(a) of the Code.

12. Post-Closing Accounting. If necessary, a post-Closing accounting to finalize the adjustments to the Sale Price provided herein shall be held no later than forty-two (42) days after the Closing Date. At that time, Seller shall provide to Buyer a complete account as to all Proceeds received by or on behalf of Seller that are attributable to the Assets during the period from the Effective Time to the Closing Date (netted against any Proceeds received by Buyer attributable to the Assets for any period of time prior to the Effective Time). Such account shall be settled between the Parties by the payment of cash, as appropriate, pursuant to a final settlement statement setting forth the items noted in this Section 12 and taking into account payments related to such matters that were made at Closing, to be prepared by Seller and approved by Buyer. The Sale Price as finally adjusted pursuant to Section 9 and this Section 12 referred to herein as the “Final Sale Price”. Buyer and Seller covenant that: (a) any amounts received by the Seller in payments due under the Conveyance and attributable to any period after the Closing Date shall be remitted by Seller to the Buyer in accordance with instructions provided by Buyer, and (b) any amounts received by the Buyer in payments due under the Conveyance and attributable to any period prior to the Closing Date shall be remitted by Buyer to the Seller in accordance with instructions provided by Seller.

13. Non-Survival. The representations and warranties of Seller in this Agreement shall not survive the Closing. Such representations and warranties shall terminate as of the Closing.

14. Disclaimer. EXCEPT AS SET FORTH IN SECTION 5 OR OTHERWISE IN THIS AGREEMENT, SELLER MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) TO THE EXTENT APPLICABLE, THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, STEP-OUT OR OTHER DRILLING OPPORTUNITIES,

(V) THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) TO THE EXTENT APPLICABLE, THE MAINTENANCE, REPAIR, CONDITION, ENVIRONMENTAL CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY DOCUMENTS EXECUTED HEREUNDER OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW, AND SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

15. Indemnity. At Closing:

(a) Buyer hereby assumes as of the Effective Time: all duties, obligations and liabilities of every kind and character with respect to the Assets and the ownership thereof whether occurring before, on, or after the Effective Time, including, without limitation, those arising out of: (i) the obligations with respect to the Royalty Interest under the Conveyance to the extent set forth in the Conveyance, and (ii) all other duties, obligations, conditions and liabilities (including taxes, if applicable) expressly assumed or to be borne by Buyer under the terms of this Agreement or any document executed in connection herewith (collectively, the “Assumed Obligations”).

(b) Buyer shall, from and after Closing, indemnify, defend and hold Seller, the Trustee, any party controlled by or under common control with Seller and Trustee, and its and their respective officers, directors, managers, partners, employees, and agents (collectively, the “Seller Group”) harmless from any and all expenses (including attorney’s fees), damages, liabilities, claims and causes of action of every kind or character arising out of or in connection with (i) a breach of any of Buyer’s representations, covenants or agreements contained in this Agreement, or (ii) the Assumed Obligations, in each case, EVEN IF SUCH EXPENSES, DAMAGES, LIABILITIES, CLAIMS, OR CAUSES OF ACTION ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER, AN INDEMNITEE, OR A THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING ANY EXPENSES, DAMAGES, LIABILITIES, CLAIMS AND CAUSES OF ACTION TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE, ACTUAL FRAUD OR WILLFUL MISCONDUCT OF ANY PARTY INDEMNIFIED UNDER THIS SECTION 15(B). For the avoidance of doubt, none of HNS, BP, or any of their respective Affiliates or any of their respective directors, officers, employees, agents or advisors shall be entitled to indemnification from Buyer pursuant to this Section 15(b).

(c) Notwithstanding anything to the contrary herein, following the Closing, Buyer shall have no liability for and expressly does not assume, any expenses (including attorney’s fees), damages, liabilities, claims and causes of action of every kind or character arising out of or in connection with the failure of Seller to properly and timely distribute any proceeds of the transaction contemplated by this Agreement to the Unit Holders of Seller; or any claims brought by HNS or its predecessor BP Exploration (Alaska) Inc., relating to the purchase option under Section 9.02 of the Trust Agreement.

(d) NO MEMBER OF SELLER GROUP SHALL HAVE ANY INDEMNITY OBLIGATIONS TO BUYER, ITS CURRENT AND FORMER AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS AND OTHER REPRESENTATIVES (COLLECTIVELY, “BUYER GROUP”) WHATSOEVER UNDER THIS AGREEMENT. FROM AND AFTER CLOSING, BUYER’S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER GROUP WITH RESPECT TO ANY BREACH OF ANY COVERED REPRESENTATION AND WARRANTY BY ANY MEMBER OF SELLER GROUP, SELLER SHALL BE LIMITED TO THE BUYER’S REPRESENTATION AND WARRANTY INSURANCE POLICY (“R&W INSURANCE POLICY”), IF ANY, APPLICABLE TO THE REPRESENTATIONS AND WARRANTIES OF SELLER MADE IN THIS AGREEMENT (THE “COVERED R&W”), SHOULD BUYER DECIDE TO PROCURE A R&W INSURANCE POLICY. IF BUYER DOES NOT ACQUIRE A R&W INSURANCE POLICY, BUYER AGREES AND ACKNOWLEDGES THAT IT SHALL HAVE NO RECOURSE AGAINST ANY MEMBER OF SELLER GROUP FOR ANY BREACH OF ANY COVERED R&W BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THE ASSIGNMENT BY ANY MEMBER OF SELLER GROUP.

16. Filings; Applications. In a timely manner, Seller (prior to its dissolution and winding up) and Buyer shall (a) to the extent applicable, make all required filings, prepare all required applications and conduct negotiations with each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, including with respect to the transfer or re-issuance of all required permits and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations, provided that nothing in this Section 16 requires any Party to share information subject to any legally applicable privilege or that relates to the identity of any Unit Holder (as defined in the Trust Agreement). At any time prior to the winding up of Seller, each Party shall reasonably cooperate with and use commercially reasonable efforts (at Buyer’s expense to be advanced to Seller) to assist the other with respect to such filings, applications, and negotiations.

17. Public Announcements; Confidentiality.

(a) Neither Seller nor Buyer shall make any press release or other public announcement regarding or disclosing, or disclose to any third party (other than Unit Holders (as defined in the Trust Agreement) and the Parties’ respective representatives), the identity of the Parties or the express terms of this Agreement without the prior written consent of the other Party; provided, however, that the foregoing shall not restrict such disclosures to the extent (i) necessary for a Party to perform this Agreement (including such disclosure to governmental agencies), or (ii) required (upon advice of counsel) by applicable securities or other laws over the Parties or their respective Affiliates (including, without limitation, the obligations of the Seller to make certain public filings in accordance with the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Buyer hereby gives its consent to the Seller to disclose its identity, the full contents of this Agreement (which may include the filing of the Agreement as an exhibit to an Exchange Act filing), and the transactions described herein to the extent required thereby or as determined by Seller to otherwise be advisable to disclose under the Exchange Act); provided further, that each Party shall use its reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

(b) Buyer acknowledges that, in connection with its review of the Assets, Buyer and its representatives have become privy to confidential and other information of Seller or its Affiliates and that such confidential information shall be held confidential by Buyer pursuant to that certain Confidentiality Agreement, dated as of June 25, 2025, by and between Seller and Buyer except as required to exercise its rights and manage operations with respect to the Assets in the ordinary course of business. For the avoidance of doubt, the identity of any Unit Holder and the existence and contents of any environmental assessments conducted by or on behalf of Buyer on the Assets, to the extent applicable, shall be deemed to be “confidential information” for the purposes of this Agreement. If Buyer chooses to make any field visit or inspection of the Assets, Buyer releases and discharges Seller, the Trustee and their respective agents from, and agrees to indemnify each of them against, any liability arising from or related to, personal injury, property damage, or violation of any laws, rules, regulations, or operating policies, except to the extent arising from the gross negligence or willful misconduct of any of the Seller, the Trustee, or their respective agents (which shall not be imputed to any other person or entity).

18. Limited Liability. It is expressly understood and agreed by the Parties that (i) this Agreement is executed and delivered by the Trustee, not individually or personally, but solely as trustee of Seller in the exercise of the powers and authority conferred and vested in it and (ii) under no circumstances shall the Trustee or any of its officers, directors, employees, or agents be personally liable for the breach or failure of any obligation, representation, warranty, or covenant made or undertaken by Seller under this Agreement. Without limiting the foregoing, Buyer agrees that (a) the Trustee and its officers, directors, employees, or agents, in their respective individual or personal capacities, make no representation, warranty, or covenant, under, related to, or in connection with, this Agreement and (b) the Trustee and any of its officers, directors, employees, or agents, in their respective individual or personal capacities, shall have no liability under, related to, or in connection with, this Agreement.

19. Buyer’s Covenant Not to Sue. Buyer covenants not to bring any claim or cause of action based on any representation or warranty not expressly set forth in this Agreement. Buyer further covenants and agrees not to bring any claim or cause of action (a) against the Trustee or its officers, directors, employees, or agents, in their respective individual or personal capacities, under, related to, or in connection with, this Agreement or (b) contrary to the provisions of this Agreement.

20. Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. In addition, the Parties consent to the execution of this Agreement by an “electronic signature,” as that term is used in either the Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7006(5), or any similar law. The execution and delivery of this Agreement by any Party may be evidenced by facsimile or other electronic transmission of an executed signature page to this Agreement (including scanned documents delivered by email), which shall be binding upon all Parties the same as an original hand executed signature page.

21. Binding Agreement; Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, or any of its rights or obligations under this Agreement, to any person or entity other than an Affiliate of such Party, without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

22. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested and includes tracking services with tracking number provided to receiving Party), in each case as provided below (or to such other notice address as a Party may designate by notice to the other Party in writing):

If to Seller:	BP Prudhoe Bay Royalty Trust c/o The Bank of New York Mellon Trust Company, N.A., as Trustee 601 Travis Street, 16th Floor Houston, Texas 77002 Attention: Elaina C. Rodgers Telephone: Email:

With a copy to (which shall not constitute notice):

Reed Smith LLP 599 Lexington Avenue, 22nd Floor New York, New York 10022 Attention: Adam D. Solowsky Telephone: Email:

If to Buyer:	GREP V Holdings, LP 5217 McKinney Ave., Suite 400 Dallas, TX 75205 Attention: Matt Miller Telephone: Email:

23. Expenses. Except as otherwise provided in this Agreement, all expenses incurred by each Party in connection with or related to the authorization, negotiation, preparation or execution of this Agreement (including the exhibits and schedules hereto), any other document or instrument in connection with this Agreement, and all other matters related to the Closing, including all fees and expenses of counsel, accountants, brokers, financial advisers and other advisors employed by such Party, shall be borne solely and entirely by such Party. Seller shall be responsible for all fees owing to RedOaks.

24. Records. As soon as practicable, but in no event later than thirty (30) days after the Closing Date, Seller shall deliver or cause to be delivered to Buyer any Records that are in the possession of Seller or its Affiliates; provided, however, Seller may retain the originals of Records relating to tax and accounting matters and shall provide Buyer, at its request, with copies of such Records (other than Records that pertain solely to income tax matters). Seller may retain copies of any other Records.

25. Governing Law and Venue. This Agreement and the relationship of the Parties with respect to the transactions contemplated hereby shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles; provided that in connection with the determination of any conveyancing matters the laws of the State of Alaska shall govern and control such determination. Any dispute, controversy, claim, or action arising out of or relating to this Agreement, any document or other agreement related to this Agreement, or any of the transactions contemplated hereunder or thereunder shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court. Each of the Parties hereto (a) irrevocably submits to the exclusive jurisdiction of each such court in any such dispute, controversy, claim, or action, (b) waives any objection it may now or hereafter have to venue or to an inconvenient forum, (c) agrees that all such disputes, controversies, claims, and actions shall be heard and determined only in such courts, and (d) agrees not to bring any dispute, controversy, claim, or action arising out of or relating to this Agreement or any document or agreement related hereto or any of the transactions contemplated hereunder or thereunder in any other forum. THE PARTIES HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

26. Entire Agreement. This Agreement, the schedules and exhibits attached hereto and any document or other agreement executed in connection with this Agreement constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

27. No Third-Person Beneficiaries. Except with respect to the Seller Group under Sections 15, 18 and 19, nothing in this Agreement shall entitle any person other than Seller and Buyer to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the persons or entities described in this Agreement.

28. Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

29. Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas (a “Business Day”) (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

30. Waivers and Amendments. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Buyer and expressly identified as an amendment or modification to this Agreement.

31. Further Assurances. After Closing, Seller and Buyer each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

32. Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER BUYER NOR SELLER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, SHALL BE ENTITLED TO INDIRECT CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES SUFFERED BY THIRD PERSONS FOR WHICH AN INDEMNITY OBLIGATION IS OWED HEREUNDER) AND BUYER AND SELLER, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES, HEREBY EXPRESSLY WAIVE ANY RIGHT TO INDIRECT CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES SUFFERED BY THIRD PERSONS FOR WHICH AN INDEMNITY OBLIGATION IS OWED HEREUNDER).

33. References. Capitalized terms not otherwise defined herein shall have the meaning given in the Trust Agreement. All references in this Agreement to articles, sections, subsections, and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “this agreement” “this instrument”, “herein”, “hereof”, “hereunder”, and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: “including” and its grammatical variations mean “including without limitation”; “or” is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any person or entity include such person’s or entity’s successors and assigns. All references in this Agreement to exhibits and schedules refer to exhibits and schedules to this Agreement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes. This Agreement has been drafted with the joint participation of Seller and Buyer and shall be construed neither against nor in favor of any such Party but rather in accordance with the fair meaning hereof.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SELLER:

BP PRUDHOE BAY ROYALTY TRUST

By:	The Bank of New York Mellon Trust Company, N.A.,
solely in its capacity as Trustee

By:	/s/ Elaina C. Rodgers
Name: Elaina C. Rodgers
Title: Vice President

BUYER:

GREP V HOLDINGS, LP

By:	GREP V Holdings GP, LLC,
Its Sole General Partner

By:	/s/ Matt Miller
Name: Matt Miller
Title: President

[Signature Page to Asset Purchase and Sale Agreement]